Exhibit (n)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 17, 2012 relating to the balance sheet of CĪON Investment Corporation as of January 31, 2012 in Post-Effective Amendment No. 1 to the Registration Statement (Form N-2 No. 333-178646) and related Prospectus of CĪON Investment Corporation for the registration of up to 100,000,000 shares of common stock.

/s/ Ernst & Young LLP

New York, New York

January 30, 2013